As filed with the Securities and Exchange Commission on October 1, 1997
                                               Registration No. 33-___________
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ----------------

                         ADVANCED TISSUE SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       14-1701513
  (State or other jurisdiction                         (IRS Employer
of incorporation or organization)                    Identification No.)

                         10933 NORTH TORREY PINES ROAD
                          LA JOLLA, CALIFORNIA 92037
            (Address of principal executive offices) (Zip Code)
                               ----------------

                         ADVANCED TISSUE SCIENCES, INC.
                           1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                               ----------------

                              ARTHUR J. BENVENUTO
                     CHAIRMAN OF THE BOARD OF DIRECTORS
                         AND CHIEF EXECUTIVE OFFICER
                        ADVANCED TISSUE SCIENCES, INC.
           10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
                    (Name and address of agent for service)
                                (619) 450-5730
         (Telephone number, including area code, of agent for service)
                               ----------------

                       CALCULATION OF REGISTRATION FEE
=============================================================================
                                    Proposed       Proposed
  Title of                           Maximum        Maximum
 Securities          Amount          Offering      Aggregate      Amount of
   to be             to be           Price         Offering     Registration
 Registered       Registered(1)     per Share(2)    Price(2)       Fee(3)
 ----------       -------------     ------------   ---------    -------------

Common Stock,    7,005,642 shares    $15.8125   $47,437,500.00   $14,375.00
$0.01 par value
=============================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Advanced Tissue Sciences, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Advanced Tissue Sciences, Inc. on September 26, 1997, as reported on the Nasdaq National Market.

(3)  Under General Instruction E, the Registration Fee is calculated solely on the basis of the additional 3,000,000 shares of Common Stock authorized for issuance under the new Plan. The applicable filing fees have been paid for the remaining 4,005,642 shares of Common Stock in connection with their registration on Form S-8 Registration Statements covering the Registrant's predecessor stock option plan under Registration Nos. 33-50156 and 33-82310.
=============================================================================

                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Advanced Tissue Sciences, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 dated March 26, 1997;

         b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 dated August 11, 1997; and

         c. The Registrant's Forms 8-A dated July 28, 1992 and January 6, 1995 and filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities
          -------------------------

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.


Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by the Delaware General Corporation Law, as amended ("Delaware Law"). The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions if the director agrees to repay advances if it is ultimately determined that the director is not entitled to indemnification.

         The Registrant has entered into indemnification agreements with each of its directors which provide the directors with indemnification rights. One significant difference between the indemnification rights provided under the Registrant's Bylaws and those provided under the indemnification agreements is that, under the Bylaws as construed in accordance with Delaware Law, amounts may be paid as indemnity only if independent determinations are made in each specific case that under the circumstances the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director has met these standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. The Registrant also currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

         The Registrant's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunction or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, knowing violations of law, or actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.


Item 8.   Exhibits
          --------

Exhibit Number     Exhibit
--------------     -------

      4            Instruments Defining Rights of Stockholders.  Reference is
                   made to Registrant's Forms 8-A dated July 28, 1992 and
                   January 6, 1995 which are incorporated herein by
                   reference pursuant to Item 3(c).
      5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Ernst & Young LLP, Independent Auditors.
     23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
     99.1          Advanced Tissue Sciences, Inc. 1997 Stock Incentive Plan.
     99.2          Form of Stock Option Agreement.
     99.3          Form of Addendum to Stock Option Agreement re: Involuntary
                   Termination.
     99.4          Form of Stock Issuance Agreement.
     99.5          Form of Addendum to Stock Issuance Agreement re:
                   Involuntary Termination.
     99.6          Form of Automatic Stock Option Agreement.

Item 9.  Undertakings
         ------------

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 29 day of September, 1997.

                               ADVANCED TISSUE SCIENCES, INC.



                               By:  /s/ Arthur J. Benvenuto
                                  ----------------------------------
                                  Arthur J. Benvenuto
                                  Chairman of the Board of Directors
                                  and Chief Executive Officer


                           POWER OF ATTORNEY
                           -----------------


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Advanced Tissue Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Arthur J. Benvenuto, Gail K. Naughton and Michael V. Swanson, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                       Date
---------                      -----                       ----

/s/ Arthur J. Benvenuto        Chairman of the Board       September 29, 1997
---------------------------    of Directors and Chief
Arthur J. Benvenuto            Executive Officer
                               (principal executive officer)

Signature                      Title                        Date
---------                      -----                        ----


/s/ Dr. Gail K. Naughton       President, Chief             September 29, 1997
---------------------------    Operating Officer and
Dr. Gail K. Naughton           Director


/s/ Michael V. Swanson         Vice President, Finance and  September 29, 1997
---------------------------    Administration (principal)
Michael V. Swanson             financial and accounting
                               officer)


/s/ Jerome E. Groopman, M.D.   Director                     September 29, 1997
----------------------------
Jerome E. Groopman, M.D.


/s/ Jack L. Heckel             Director                     September 29, 1997
----------------------------
Jack L. Heckel


/s/ Ronald L. Nelson           Director                     September 29, 1997
----------------------------
Ronald L. Nelson


/s/ Dayton Ogden               Director                     September 29, 1997
----------------------------
Dayton Ogden


/s/ David S. Tappan, Jr.       Director                     September 29, 1997
----------------------------
David S. Tappan, Jr.


/s/ Dr. Gail R. Wilensky       Director                     September 29, 1997
----------------------------
Dr. Gail R. Wilensky

                    SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.





                              EXHIBITS

                                 TO

                              FORM S-8

                               UNDER

                       SECURITIES ACT OF 1933


                  ADVANCED  TISSUE  SCIENCES,  INC.

                            EXHIBIT INDEX
                            -------------



Exhibit
Number     Exhibit
-------    -------

  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Form 8-A dated July 28, 1992 and January 6, 1995 which are incorporated herein by reference pursuant to Item 3(c).
  5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1      Consent of Ernst & Young LLP, Independent Auditors.
 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
           Exhibit 5.
 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1      Advanced Tissue Sciences, Inc. 1997 Stock Incentive Plan.
 99.2      Form of Stock Option Agreement.
 99.3      Form of Addendum to Stock Option Agreement re: Involuntary
           Termination.
 99.4      Form of Stock Issuance Agreement.
 99.5      Form of Addendum to Stock Issuance Agreement re: Involuntary
           Termination.
 99.6      Form of Automatic Stock Option Agreement.

                                                                     EXHIBIT 5



           OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP




                                      September 29, 1997



Advanced Tissue Sciences, Inc.
10933 North Torrey Pines Road
La Jolla, California 92037


     RE:  ADVANCED TISSUE SCIENCES, INC. (THE "COMPANY") --
          REGISTRATION STATEMENT FOR OFFERING OF 7,005,642 SHARES OF
          COMMON STOCK
          ----------------------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 7,005,642 shares of Common Stock of Advanced Tissue Sciences, Inc. (the "Company") authorized for issuance under the Company's 1997 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,


                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP

                                                                  EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Advanced Tissue Sciences, Inc. of our report dated January 24, 1997, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



San Diego, Califoria                             /s/ Ernst & Young LLP
September 26, 1997
                                                 ERNST & YOUNG LLP

                                                                  EXHIBIT 23.2


    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5

                                                                   EXHIBIT 24


                            Power of Attorney.
        Reference is made to page II-4 of this Registration Statement